EXHIBIT 99.01
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

CARBATROL® - Paragraph IV Notice Letter from Corepharma LLC

Philadelphia, PA, US and Basingstoke, UK – April 06, 2006 -- Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces that it has received a Paragraph IV notice letter from Corepharma LLC advising of the filing of an Abbreviated New Drug Application (ANDA) for its carbamazepine extended release products, generic versions of Shire’s Carbatrol. The notice letter is directed to 100 mg, 200 mg and 300 mg strength products. Shire is currently reviewing the details of Corepharma’s Paragraph IV notice letter.

Shire has previously announced that it received a notice letter from Nostrum Pharmaceuticals, Inc. regarding its ANDA for a 300 mg strength generic CARBATROL product. Shire has filed a lawsuit against Nostrum regarding this notice letter and the litigation is pending in the District of New Jersey.

CARBATROL is an important product for the treatment of epilepsy and trigeminal neuralgia, and is protected by two patents, U.S. Patent No. 5,326,570 and U.S. Patent No. 5,912,013.

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Brian Piper (North America)	+1 484 595 8252
Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on central nervous system, gastrointestinal, general products and human genetic therapies - all being areas in which Shire has a commercial presence. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results. Shire’s strategy is to develop and market products for specialty physicians. Shire’s in-licensing and merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forwarding-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire plc's results could be materially affected. The risks and uncertainties include, but are not limited to: risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to, the impact of those on Shire plc's Attention Deficit and Hyperactivity Disorder ("ADHD") franchise; patents, including but not limited to, legal challenges relating to Shire plc's ADHD franchise; government regulation and approval, including but not limited to the expected product approval dates of SPD503 (ADHD), SPD465 (ADHD), MESAVANCE™ (SPD476) (ulcerative colitis), ELAPRASE™ (I2S) (Hunter syndrome) and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Administration in the United States; Shire plc's ability to benefit from the acquisition of Transkaryotic Therapies Inc.; Shire plc's ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire plc's and its predecessor registrant Shire Pharmaceuticals Group plc's filings with the US Securities and Exchange Commission, including Shire plc's Annual Report on Form 10-K for the year ended December 31, 2005.

# # #